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                                                                    EXHIBIT 10.3

                                 August 13, 2003

Raymond Bartholomae
28223 Gray Barn Lane
Lake Barrington, Illinois   60010

Dear Ray:

         This letter (this "Letter") will acknowledge our agreement and understanding with respect to certain terms of your employment. This Letter is signed on the date indicated herein, but will be effective immediately upon the expiration of your Employment Agreement, as defined below.

         As you know, on March 13, 2003, the Dayton Superior Corporation (the "Company") provided you with a notice that your employment agreement signed on January 19, 2000 (the "Employment Agreement") was not being renewed. In accordance with the Employment Agreement and the letter agreement signed by you and the Company on May 13, 2002, you will become an employee at will with the Company upon the termination of your Employment Agreement on June 16, 2003.

         This Letter sets forth the terms of your employment with the Company. We have agreed to the following:

         1. Employee at Will. You are an employee at will with the Company. The Company may terminate your employment at any time for any legal reason, at its discretion. Likewise, you may resign from your employment with the Company at any time for any reason, by giving the Company 30 days advance written notice.

         2. Termination. If the Company terminates your employment, it will do so for Cause or Without Cause. The Company may terminate you for Cause upon your:

                  (a) willful or gross misconduct or material failure in the performance of your duties and responsibilities for the Company, other than any such failure resulting from your Disability (as defined below), which misconduct or failure continues 14 days after the Company notifies you in writing of the Company's finding of such misconduct or failure; or

                  (b) conviction of or plea of guilty or nolo contendre to a felony or a crime involving moral turpitude; or

                  (c) fraud or personal dishonesty involving the Company's assets.

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Raymond Bartholomae
August 13, 2003
Page 2

                  If the Company terminates your employment for any reason other than Cause, it shall be a termination Without Cause.

                  "Disability" in this Letter shall mean your inability to perform your duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis for more than 6 months within any 12-month period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease.

         3. Severance. If the Company terminates your employment Without Cause, or if you die while employed by the Company, the Company shall:

                  (a) For the year in which the termination occurs, pay you or your estate a prorated amount of bonus, in accordance with the Company's regular bonus payment practice, based on the Company's Executive Annual Bonus Plan as in effect at that time, corresponding to the time period from January 1 of that year until the date of your termination;

                  (b) For the 36 month period following the date of your termination (the "Severance Period"), pay to you or your estate, in accordance with the Company's regular payroll practice, either the average of your annual base salary for the three years prior to your termination, or your then current annual base salary, whichever is greater;

                  (c) For the Severance Period, pay to you or your estate, in accordance with the Company's regular bonus payment practice, the average of your annual bonus payment for the three years prior to your termination, prorated for the number of calendar days the Severance Period applies to each particular calendar year.

                  (d) For the Severance Period, pay to you or your estate your car allowance in effect at the time of your termination; and

                  (e) Continue in place until you reach the age of 65, your and your spouse's coverage under the Company's medical and dental plans and programs, including your group life insurance coverage, in which you are entitled to participate immediately prior to your termination (or, if we amend, replace or terminate any such plan or program following your termination, our medical and dental plans provided to employees similarly situated to you), as if you were an active employee during such time, subject to standard employee contributions by you as you are required under such plans. Post-employment coverage under such plans shall be co-extensive with COBRA continuation coverage required by federal (and where applicable by state) law, and shall cease if you become eligible for coverage under another employer's plans.

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Raymond Bartholomae
August 13, 2003
Page 3

                  If the Company terminates your employment for Cause, you will not be entitled to any severance benefits.

         4. Resignation. If you resign or retire from the Company, you will be entitled to accrued, vested benefits under the Company's applicable employee benefit plans, programs and arrangements, as provided therein. You will not be entitled to any severance benefits if you resign or retire from the Company.

         5. Change of Control. "Change in Control" shall mean the occurrence of any of the following:

                  (a) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such transaction or series of transactions;

                  (b) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any "person" (as defined above); or

                  (c) any consolidation or merger of the Company with or into any other corporation or entity or "person" (as defined above) in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger affected exclusively to change the domicile of the Company.

                  If there is a Change in Control while you are employed by the Company, then the Severance Period shall convert from 36 months to 24 months.

         6.       Non-Competition.

                  (a) You shall not engage in any Prohibited Competition, as defined below, at any time during your employment with the Company and the 36 months following your departure from the Company (the "Non-Competition

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Raymond Bartholomae
August 13, 2003
Page 4

                           Period"); provided, however, that the Company's Board of Directors may, at its discretion, waive your obligation to abide by the non-competition provisions set forth in this Letter. If the Company's Board of Directors waives your non-competition obligations in this Letter, it reserves the right to subsequently enforce the non-competition provisions during the Non-Competition Period in the event that your employment changes. You agree to notify the Company immediately if your employment changes during the Non-Competition Period. Your rights to the severance benefits described in this Letter shall be unchanged whether or not the Company's Board of Directors elects to waive these non-competition provisions. If there is a Change in Control while you are employed by the Company, then the Non-Competition Period shall convert from 36 months to 24 months.

                  (b) For purposes of this Letter, you shall be considered to engage in prohibited competition ("Prohibited Competition") if you shall: directly or indirectly, engage in or own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit his name to be used by or in connection with, any business or organization which produces, designs, conducts research on, provides, sells, leases, distributes or markets accessories, chemicals, forming and related products used in concrete and masonry construction (the "Business") which, directly or indirectly, competes with the Business conducted by Company and its subsidiaries in North America, South America and Europe, it being understood that the foregoing shall not limit you from making passive investments of less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system.

                  (c) In the event any of the terms of this paragraph 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         7.       Nondisclosure of Proprietary Information.

                  (a) Except as required in the faithful performance of your duties hereunder or pursuant to subsection 7(c), you shall, in perpetuity, maintain in

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Raymond Bartholomae
August 13, 2003
Page 5

                           confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets, and any other information that would be protected under the Uniform Trade Secrets Act in Ohio, of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, business strategy, business development, finances, principals, vendors, distributors, suppliers, customers, potential customers, manufacturing methods, sales methods, marketing methods, costs, prices, contractual relationships, information systems, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). The parties hereto agree that "confidential or proprietary information" shall not include information that (i) is a matter of public knowledge (other than by act of you in violation hereof); (ii) was provided to you (without breach of any obligation of confidence owed to the Company) by a third party which is not an affiliate of the Company or (iii) is required to be disclosed by law or judicial or administrative process.

                  (b) Upon termination of your employment with Company for Cause or Without Cause, and upon the Company's request, you will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning, without limitation, the Company's operations, processes, products, inventions, business practices, business strategy, business development, finances, principals, vendors, distributors, suppliers, customers, potential customers, manufacturing methods, sales methods, marketing methods, costs, prices, contractual relationships, information systems, regulatory status, compensation paid to employees or other terms of employment and/or which contain proprietary information or trade secrets.

                  (c) You may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

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Raymond Bartholomae
August 13, 2003
Page 6

         8. Injunctive Relief. You recognize and acknowledge that your breach of the covenants contained in Sections 6 and 7 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, you agree that in the event of a breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

         9. Binding on Successors. This Letter shall be binding upon and inure to the benefit of the Company, you and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

         10. Governing Law. This Letter shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.

         11. Notices. Any notice, request, claim, demand, document or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows, or at any other address as any party shall have specified by notice in writing to the other party in accordance with this Paragraph 11:

                  If to the Company, to:

                          Dayton Superior Corporation
                          7777 Washington Village Drive, Suite 130
                          Dayton, OH  45459
                          Attn: Corporate Secretary
                          Phone: (937) 428-6360
                          Fax: (937) 428-9115

                  with copies to:

                          Peter Hardin-Levine, Esq.
                          Baker & Hostetler LLP
                          3200 National City Center
                          1900 E. 9th Street
                          Cleveland, Ohio  44114
                          Phone: (216) 861-7909
                          Fax: (216) 696-0470

                  and

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Raymond Bartholomae
August 13, 2003
Page 7

                          Odyssey Investment Partners Fund, LP
                          280 Park Avenue
                          West Tower, 38th Floor
                          New York, New York 10017
                          Attention: William Hopkins
                          Phone: (212) 351-7900
                          Fax: (212) 351-7925

                  If to you, to the address set forth below under you signature.

         12. Counterparts. This Letter may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Letter.

         13. Entire Agreement. The terms of this Letter are intended by the parties to be the final expression of their agreement with respect to your employment by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Letter shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Letter. Notwithstanding any of the foregoing to the contrary, in the event of a conflict between the terms of this Letter and any other agreement between the parties, the terms of this Letter shall govern.

         14. Amendments. This Letter may not be modified, amended, or terminated except by an instrument in writing, signed by you and the Company's CEO.

         15. Arbitration. Any dispute or controversy arising under or in connection with this Letter shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Dayton, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6 or 7 of this Letter and you hereby consent that such restraining order or injunction may be granted without the necessity of the Company posting any bond

         16. Taxes. All payments to be made to you under this Letter will be subject to any applicable withholding of federal, state and local income, employment and other taxes.

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Raymond Bartholomae
August 13, 2003
Page 8

         In consideration of the foregoing agreements and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and the Company agree to the foregoing terms and conditions set forth in this Letter. Please indicate your agreement with and acceptance of the terms and conditions set forth in this Letter by signing below, and return a copy of this Letter to me at your earliest convenience. If you have any questions, please feel free to call me.

                                        Very truly yours,

                                        Dayton Superior Corporation

                                        By: ___________________________________
                                            Stephen R. Morrey
                                            President & Chief Executive Officer

Agreed and accepted:

________________________________________
Raymond E. Bartholomae
28223 Gray Barn Lane
Lake Barrington, Illinois 60010

Date: __________________________________